UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant Filed by a Party other than the Registrant Check the appropriate box: Preliminary Proxy Statement Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to §240.14a-12 Taubman Centers, Inc. ____________________________________________________________________________________________________________________________________________________________ (Name of Registrant as Specified In Its Charter) ____________________________________________________________________________________________________________________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): No fee required. Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: _____________________________________________________________________________________________________________________________________________ (2) Aggregate number of securities to which transaction applies: _____________________________________________________________________________________________________________________________________________ (3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________________________________________________________________________________________________________________________________________ (4) Proposed maximum aggregate value of transaction: _____________________________________________________________________________________________________________________________________________ (5) Total fee paid: _____________________________________________________________________________________________________________________________________________ Fee paid previously with preliminary materials. Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: _____________________________________________________________________________________________________________________________________________ (2) Form, Schedule or Registration Statement No.: _____________________________________________________________________________________________________________________________________________ (3) Filing Party: _____________________________________________________________________________________________________________________________________________ (4) Date Filed: _____________________________________________________________________________________________________________________________________________

VOTE THE ENCLOSED WHITE PROXY CARD TODAY “FOR ALL” TAUBMAN CENTERS’ DIRECTOR NOMINEES AND “AGAINST” LAND & BUILDINGS’ PROPOSAL May 10, 2018 Dear Fellow Shareholder: Your vote at this year’s Annual Meeting, scheduled for May 31, 2018, is particularly important in light of a shareholder’s attempt for the second year in a row to elect himself as a director and to adopt a proposal regarding Taubman Centers’ stock that your Board believes will significantly impair the value of your Taubman Centers investment. Taubman Centers has a long track record of creating exceptional value by developing and cultivating a portfolio of high quality assets. Our Board of Directors and management team’s focus on owning and developing the best assets has always been the cornerstone of our strategy. As the retail environment undergoes a transformation, it is clear that this strategy will serve our shareholders well as we believe the best properties will be well positioned to grow, gain market share, and generate value. We are confident in our ability to build on our progress and urge you to support the Company’s continued success by voting the enclosed WHITE proxy card today in support of Taubman Centers’ director nominees and AGAINST the Land & Buildings proposal. TAUBMAN CENTERS HAS THE RIGHT BOARD WITH THE MIX OF SKILLS AND EXPERIENCE NEEDED TO OVERSEE THE COMPANY’S CONTINUED SUCCESS At Taubman Centers, we continue to implement robust governance enhancements, including Board refreshment and significant changes to Board composition, that directly address shareholder feedback: What We Heard From Our Investors How We Responded: Recent Governance Changes Increase independence of the Board Increased the number of independent directors from six to seven Improve diversity Added two highly qualified female directors to the Board Reduce Board tenure Appointed four new independent directors, significantly reducing average director tenure Accelerate Board refreshment Committed to announcing another new independent director no later than the 2019 annual meeting Implement annual elections for directors Amended the Company’s bylaws to implement the transition to annual elections for directors Highly Qualified Directors Recent Governance Enhancements Average Tenure Average Age Strong Board with a balanced mix of skills, experience and in-depth Company and sector knowledge REDUCED BY REDUCED BY 71 5 Years 78% independent directors (7 of 9) 14 6 Years 66 Fully independent key Board committees 8 Extensive management experience, with a number of current or former CEOs, COOs, and CFOs serving as directors Global perspectives provide added expertise in the oversight of Taubman Centers’ Asian development projects 2015 Current 2015 Current

Who Would You Rather Have as a Director on the Board?

WILLIAM TAUBMAN

As an experienced director, COO, and retail expert, William Taubman is a key contributor to the Board.

>25	16%	13
YEARS RETAIL REAL ESTATE EXPERIENCE	TOTAL CAGR UNDER TENURE AS DIRECTOR[1]	YEARS AS CHIEF OPERATING OFFICER AT TAUBMAN CENTERS

William Taubman is a proven leader and retail expert who has helped Taubman Centers drive value through multiple retail, real estate, and economic cycles

- Brings significant relationships with key retailers, developers, and current and potential joint venture partners, which are **critical** to our Board
- Unmatched global knowledge of the REIT industry and regional malls, outlet centers, and mixed-use centers
- Innovator responsible for Taubman Centers' strategy to attract online retailers to physical locations
- Former Chairman of the International Council of Shopping Centers
- One of only two representatives on the Board for the Series B preferred stock holders' ~29% ownership of the operating partnership

JONATHAN LITT OF LAND & BUILDINGS

Mr. Litt lacks the skillset that would truly add value to the Taubman Centers Board.

0	23
YEARS OPERATIONAL RETAIL EXPERIENCE	CONSECUTIVE SELL RATINGS WHILE TAUBMAN CENTERS STOCK INCREASED FROM \$20 TO \$47[2]

Through his numerous false claims, misguided proposals, and years of poor coverage of the Company, Jonathan Litt continues to prove that he doesn't understand Taubman Centers.

- While a research analyst, Jonathan Litt consistently underestimated Taubman Centers' performance during periods of key growth and success
- Jonathan Litt has put forth a proposal on the Series B shares that would harm other shareholders
- He sold ~25% of his shares in Taubman Centers AFTER the record date for the Annual Meeting. Mr. Litt now has voting rights for the 2018 Annual Meeting that are not aligned with his economic stake

	WILLIAM TAUBMAN		JONATHAN LITT
Business Execution	✓	A proven leader in the organization; as COO is at the vanguard of business execution	✗
Growth Mindset	✓	Leverages brand and market relationships to identify new opportunities in which to smartly invest capital	✗
Capital Allocation	✓	Works closely with the CFO to make capital allocation decisions to advance Taubman Centers' operational strategy	✗
Retail Experience	✓	Recognized world-wide as a thought leader and expert in global retail	✗
Brand Relationships	✓	Has built critical relationships with Taubman Centers' most enduring brands as well as promising new brands	✗
Corporate Strategy	✓	Responsible for both day to day business execution of Taubman Centers as well as long-term strategy	✗
Emerging Markets Relationships	✓	At the forefront of Taubman Centers' relationships in both developed and emerging markets for brands, suppliers, contractors, and partners	✗

LAND & BUILDINGS' NON-BINDING PROPOSAL TO ELIMINATE THE SERIES B PREFERRED STOCK WOULD CREATE A MISALIGNMENT OF ECONOMIC AND VOTING INTERESTS

Far from shareholder-friendly, this proposal would:

- Dilute existing common shareholders' ownership in Taubman Centers by ~12%[3]
- Exchange $451 million worth of common shares for the Series B shares, when, under the Articles, the Series B shares may be exchanged for only $100 thousand worth of common shares[4]
- Have reduced the existing common shareholders' 1Q 2018 dividend distribution by ~12%[5]

Land & Buildings' proposal is based on a mistaken premise that economics and voting rights across TCO and TRG are misaligned

Land & Buildings Proposal

Series B stock converts into common stock at a ratio of ~3 Series B shares to 1 common share

~25,000,000 SERIES B SHARES

8,000,000 NEW COMMON SHARES

ENORMOUS DILUTION OF EXISTING COMMON SHARES

~69,000,000[6] COMMON SHARES OUTSTANDING

VOTE THE WHITE PROXY CARD TODAY IN SUPPORT OF THE COMPANY'S SUCCESSFUL VALUE CREATION STRATEGY[7]

- ☑ **Performance in the top 10th percentile of REITs over the last 20 years**
- ☑ **Long-standing focus on best-in-class, dynamic retail destination centers**
- ☑ **Positioned to realize significant value from recent development projects**
- ☑ **Strong and experienced Board, including recent additions and creation of lead independent director role**
- ☑ **Taubman family is fully aligned with shareholders and has long maintained a ~30% interest in the Company**

14.0%	4.5%	$810	$61.66	3.1%	4
20-YEAR TOTAL SHAREHOLDER RETURN CAGR[8]	DIVIDEND CAGR SINCE IPO	HIGHEST SALES PSF AMONG PEERS[9]	HIGHEST AVERAGE RENT PSF AMONG PEERS[10]	TOTAL PORTFOLIO NOI CAGR SINCE 2008[11]	INDEPENDENT DIRECTORS ADDED IN LAST TWO YEARS

VOTE "FOR ALL" THE COMPANY'S DIRECTORS AND "AGAINST" LAND & BUILDINGS' PROPOSAL ON THE ENCLOSED WHITE PROXY CARD TODAY.

Thank you for your continued support.

Sincerely,

Taubman Centers, Inc., Board of Directors

YOUR VOTE IS IMPORTANT If you have any questions or require any assistance in voting your shares, please NO MATTER HOW MANY OR call the Company’s proxy solicitor listed HOW FEW SHARES YOU OWN below: Please vote today by telephone, internet INNISFREE M&A INCORPORATED or by signing and dating the enclosed WHITE proxy card and returning it in the Toll-free (from the U.S. or Canada): postage-paid envelope provided. (888) 750-5834 Toll-Free (from other locations): (412) 232-3651 Please do not vote using any Blue proxy card provided by Land & Buildings. Even a protest vote “withholding” on Mr. Litt will revoke any WHITE proxy card previously submitted. Notes 1. Reflects Total Shareholder Return CAGR from 31-Dec-2000 (year of William Taubman’s appointment) through 31-Dec-2017. 2. Based on Litt’s recommendations while he was at Smith Barney Citigroup between 2000 and 2006. 3. Ownership reduction of ~12% is calculated as follows: 100% minus (60,992,212 divided by the pro forma share count of 68,992,212). 4. $451,000,000 is calculated by multiplying the $56.38 common stock price as of 2-Apr-2018, by 8,000,000 Series B shares, which reflects Land & Buildings’ proposed ~3 to 1 ratio of Series B shares to common shares, rather than the conversion ratio of 14,000 to 1 provided in TCO’s Articles. $100,426 is calculated by dividing the $56.38 common stock price by 14,000 to reflect the conversion ratio of Series B shares to common shares provided in TCO Articles and multiplying the result by the 24,937,221 Series B shares outstanding as of 2-Apr-2018. 5. ~12% dividend reduction is calculated as follows: 100% minus (60,992,212 divided by the pro forma share count of 68,992,212). 6. Compared to 60,992,212 shares of common stock outstanding as of the record date. 7. Source: CapIQ, Company filings, KeyBanc Capital Markets: The Leaderboard as of 31-Dec-2017; Market data as of 31-Dec-2017 8. Per KeyBanc Capital Markets: The Leaderboard. 9. Peers includes MAC, SPG, GGP, PEI, SKT, CBL and WPG. Typically excludes all non-comparable centers, anchors, temporary tenants and 10,000+ sf tenants (as of 31-Dec-2017). 10. Peers includes MAC, SPG, CBL and WPG. GGP, PEI and SKT are excluded as they do not report Avg. Rent Per Square Foot on a comparable basis (as of 31-Dec-2017). 11. See appendix in presentation regarding reconciliations to the most comparable GAAP measures. FORWARD-LOOKING STATEMENTS For ease of use, references in this letter to “we,” “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform. This document may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management’s current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this document that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this document are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; challenges with department stores; changes in consumer shopping behavior; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; competitors gaining economies of scale through M&A and consolidation activity; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; costs associated with response to technology breaches; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining our status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on our operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review our filings with the U.S. Securities and Exchange Commission (the “SEC”), including “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent quarterly reports, for a discussion of such risks and uncertainties. This document may also include disclosures regarding, but not limited to, estimated future earnings assumptions and estimated project costs and stabilized returns for centers under development and redevelopment which are subject to adjustment as a result of certain factors that may not be under the direct control of the company. Refer to our filings with the SEC on Form 10-K and Form 10-Q for other risk factors. ADDITIONAL INFORMATION AND WHERE TO FIND IT The Company has filed a definitive proxy statement and associated WHITE proxy card with the SEC in connection with the solicitation of proxies for the 2018 Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Company, its directors, its executive officers and certain other individuals set forth in the definitive proxy statement are deemed participants in the solicitation of proxies from shareholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2017, which was filed with the SEC on February 27, 2018, and has been included in the definitive proxy statement filed with the SEC on April 30, 2018. Details containing the nominees of the Company’s Board of Directors for election at the Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement and a form of proxy have been mailed to shareholders of the Company. Investors and shareholders can obtain a copy of the documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. The Company’s shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents, when available, from the Company’s website at www.taubman.com. NON-GAAP MEASURES Net Operating Income is a non-GAAP financial measure as defined by SEC Regulation G. The forward-looking non-GAAP measure used herein may differ significantly from the corresponding GAAP measure, net income, due to depreciation and amortization, tax expense, and/or interest expense, some or all of which management has not quantified for the future periods. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 27, 2018 for the definition and a discussion of such non-GAAP measure. This non-GAAP measure as presented by the Company is not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. This measure should not be considered an alternative to net income or as an indicator of the Company’s operating performance. Additionally, this measure does not represent cash flows from operating, investing, or financing activities as defined by GAAP.